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Exhibit No.                                Description
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   99.2           Securities Purchase Agreement, dated September 20, 2000, by and between IMSC and PAC.
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                                                                    EXHIBIT 99.2

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of the 20th day of September, 2000, by and between INTERNATIONAL MENU SOLUTIONS CORPORATION, a Nevada corporation (the "Company"), and PAC, INC., a Missouri corporation ("Investor").

                                    RECITAL:

         A. The Company and Investor deem it advisable for Investor to purchase and the Company to sell to Investor an aggregate of 750,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and issue to Investor warrants to purchase up to an additional 500,000 shares of Common Stock, all upon the terms and subject to the conditions herein provided.

         NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:

1.       PURCHASE OF COMMON STOCK; TRANSACTION FEE.

         1.1 Purchase of Common Stock; Issuance of Warrants. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, on the Closing Date hereinafter mentioned, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company, an aggregate of 750,000 shares of Common Stock for an aggregate purchase price of $1,500,000. In addition, on the Closing Date, the Company shall issue to Investor warrants to purchase up to 500,000 shares of Common Stock at an exercise price of $2.00 per share, such warrants to be substantially in form attached as Exhibit A hereto (the "Warrants"). In addition, on the Closing Date, the Company shall deliver to Investor (i) a legal opinion of counsel to the Company in form reasonably satisfactory to Investor as to the matters set forth in Exhibit B attached hereto, and (ii) such other certificates of officers of the Company and other documentation as Investor shall reasonably request in connection with the consummation of the transactions contemplated hereby.

         1.2 Closing Date. Delivery of the Common Stock to be issued and purchased pursuant to this Agreement shall be at the offices of Thompson Coburn LLP, One Firstar Plaza, Suite 3400, St. Louis, Missouri, against payment to the Company of the purchase price therefor by wire transfer of immediately available funds (the "Closing"), at 10:00 A.M., St. Louis time, on September 20, 2000 or such later date as shall be mutually agreed upon by the Company and Investor (the "Closing Date").

         1.3 Transaction Fee. In consideration of the transactions contemplated by this Agreement, the Company shall pay to Investor a transaction fee as follows: (i) on the Closing Date, the Company shall deliver to Investor the amount of $50,000, (ii) on the first anniversary of the Closing Date, the Company shall deliver to Investor the amount of $50,000, and (iii) within 10


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business days after the expiration of the first calendar quarter following the first anniversary of the Closing Date, the Company shall deliver to Investor shares of Common Stock having an aggregate value of $125,000, the number of such shares of Common Stock to be determined by dividing 125,000 by the average Trading Price (as defined in Section 5.1) of the Common Stock during the first calendar quarter following the first anniversary of the Closing Date; provided, however, that in the event that the Trading Price for such period is less than $1.75, then in such case the Company shall have the option to pay all or any portion of such $125,000 of value in cash, and any remaining portion not paid in cash shall be paid in by the Company by delivery of a number of shares of Common Stock to be determined by dividing such remainder amount by the greater of (i) the average Trading Price for such period, and (ii) $1.00 per share.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         In order to induce Investor to enter into this Agreement and to purchase the Common Stock, the Company hereby represents and warrants to Investor, which representations and warranties shall survive the execution and delivery thereof, that:

         2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         2.2 Authorization and Consents. The Company has all requisite corporate power and authority to own or lease and use its properties and assets, to carry on its business as proposed to be conducted, to own enter into and to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly and effectively authorized and approved by all requisite corporate action of the Company, and no other corporate or shareholder act or proceeding on the part of the Company shall be necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will violate or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company. Except as set forth in Schedule 2.2, no consent or approval by, notice to or registration with any governmental authority or other third party is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

         2.3 Company Common Stock. All shares of the Common Stock to be issued to Investor pursuant to this Agreement at the Closing or thereafter pursuant to the Warrants are and shall be duly authorized, validly issued, fully paid and non-assessable.

         2.4 Information Regarding the Company. The Company has delivered or made available to Investor true and complete copies of all reports filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), within the last two (2) years, commencing with its Form 10-

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SB, as amended, which report is currently under review and comment by the SEC.
To the best of the Company's knowledge and belief, none of the foregoing reports, nor any other filing made by the Company with the SEC, contained, at the time thereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         2.5 Litigation. Except as set forth on Schedule 2.5, there are no actions, suits, proceedings, claims, investigations or inquiries of any kind pending or, to the knowledge of the Company, threatened against the Company before any court, commission, agency or other administrative or judicial authority which could have a material adverse effect on the financial condition, results of operations, assets, liabilities or business of the Company. The Company is not the subject of any judicial or governmental order or decree, other than those of general application. There is no suit, claim, action, proceeding or governmental investigation now pending or, to the Company's knowledge, threatened against the Company which contests the validity of this Agreement or the ability of the Company to consummate the transactions contemplated by this Agreement.

         2.6 Financial Statements. The Company's audited financial statements as of and for the year ended December 31, 1999 contained in its Form 10-KSB, and the Company's unaudited financial statements as of and for the quarter ended June 30, 2000 contained in its Form 10-QSB (collectively, the "Company Financial Statements") are true and complete copies of such statements. The Company Financial Statements, taken together with the other disclosures in those filings, present fairly in all material respects the consolidated financial position and consolidated results of operations of the Company as of the respective dates and for the respective periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a basis consistent (except as otherwise noted) with prior periods, except that the unaudited statements lack full footnote disclosures and are subject to year end adjustment. The SEC is currently reviewing the Company's accounting treatment of the Company's disposition of the Seafood Selections division and, accordingly, the Company's Financial Statements may require restatement to the extent that the Company and the SEC determine that such treatment requires revision. Since June 30, 2000, there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company and its subsidiaries, taken as a whole, save for seasonal losses forecasted by the Company.

         2.7 Transactional Approvals. Except as set forth on Schedule 2.7, no approval, authorization, order, license, permit, franchise or consent of, or registration, qualification or filing with, or notice to, any judicial or governmental agency or authority, or any other person or entity, is required in connection with the execution, delivery or performance by the Company of this Agreement.

         2.8 Capitalization. The authorized and issued capital stock of the Company is as set forth in the Company's Registration Statement on Form SB-2 filed by the Company on September 1, 2000 under the Securities Act of 1933, as amended, except that the issued shares of stock of the Company may have been affected since such date as a result of the exercise of outstanding options. Except as set forth in the most recent amendment to Form 10-SB, there are

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no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of the Company's capital stock.

         2.9 Intellectual Property. The Company owns, or has the valid license or other rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights used by the Company in its business (the "Intellectual Property Rights"), and all such Intellectual Property Rights are valid and in good standing and adequate and sufficient to permit the Company to conduct its business as conducted by it without conflict with or infringement upon any valid rights of others, except where such conflict or infringement would not have a material adverse effect on the Company or the conduct of its business as presently conducted by it. To the Company's knowledge, all Intellectual Property Rights owned or used by the Company are free of any adverse claims, rights or encumbrances as to the Company's rights thereto.

         2.10 Environmental Matters. No person or party (including, but not limited to, governmental agencies of any kind) has asserted any claim against the Company, relating to any violation, citation, claim or complaint relating to the business of the Company or its property arising under any law relating to the environment, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water Act), the Clean Air Act and antipollution, waste control and disposal and environmental "clean-up" provisions of similar statutes of any federal, state or local governmental authorities, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith, except to the extent any such claim will not have a material adverse effect on the Company or on the conduct of its business.

         2.11 Tax Matters. The Company has prepared and duly filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports, and the Company has paid in full all taxes shown to be due on such returns or any assessment, deficiency notice, 30-day letter or similar notice received by it, except where such taxes are being protested in good faith by appropriate proceedings or where such reports and returns do not reflect that any tax is due and owing by the Company and except where the failure to file such reports and returns or pay such taxes would not have a material adverse effect on the Company or the conduct of its business. All taxes which the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authority. The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid, except to the extent such actions, proceedings or claims, if adversely determined to the Company, will not have a material adverse effect on the Company or the conduct of its business. To the best of the Company's knowledge, there is no valid basis for any assessment, deficiency notice, 30-day letter or similar intention to assess any tax with respect to returns filed or required to be filed by the Company.


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         2.12 Insurance. The Company maintains policies of insurance from reputable insurers (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, products liability, automobile, fire and lightning and worker's compensation) in amounts and limits deemed appropriate in light of the Company's business activities, and the Company is not aware of any material gaps in coverage or any denial of coverage with respect to a material loss affecting the Company.

         2.13 Labor Matters. The Company is in compliance in all material respects with federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours. There is no labor strike, dispute, organizing effort, slow down, stoppage or other labor difficulty pending, or to Company's knowledge threatened, against or affecting the Company which could reasonably be expected to have a material adverse effect on the Company or the conduct of its business. There are no pending or, to the Company's knowledge, threatened claims against the Company by any present, former or prospective employee arising out of the denial or termination of employment or any matters relating to any workplace environment of the Company or the actions or omissions of other employees of the Company (other than claims for worker's compensation benefits as a result of workplace injuries), except claims which, if adversely determined to Company, will not have a material adverse effect on the Company or the conduct of its business.

         2.14 No Broker. No person, firm or corporation has acted in the capacity of broker, advisor, investment banker or finder on behalf of the Company to bring about the negotiation or consummation of this Agreement.

         2.15 Accuracy of Statements. Neither this Agreement nor any Schedule hereto nor any certificate furnished by the Company to Investor in connection this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.       REPRESENTATIONS AND WARRANTIES OF INVESTOR.

         Investor represents and warrants to the Company that all action on the part of such Investor necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing Date. This Agreement, when executed and delivered by Investor, shall constitute a valid and legally binding obligation of such Investor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

4.       FEDERAL AND OTHER SECURITIES LAWS.

         4.1      Investment Representations.

                  (a) This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by its acceptance hereof Investor hereby confirms, that the Common Stock and the Warrants (all such securities are referred to as the "Securities" for

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purposes of this Section 4) to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities.

                  (b) Investor understands that the Securities are not registered under the Securities Act of 1933, as amended (the "1933 Act"), on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the 1933 Act and that the Company's reliance on such exemption is predicated on Investor's representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. Investor confirms it has no such intention.

                  (c) Investor represents that it is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and that Investor is experienced in evaluating and investing in companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. Investor further represents that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the same kind of information that would be provided in a registration statement filed by the Company under the 1933 Act and that it has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

                  (d) Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of Rule 144 are met. Investor represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 4.1(e) hereof.

                  (e) Investor agrees that in no event will it make a transfer or disposition of any of the Securities (other than in accordance with the terms of conversion thereof or pursuant to an effective registration statement under the 1933 Act) unless and until (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the

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Company, at the expense of Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act.

         4.2      Legends; Stop Transfer.

                  (a) All certificates for the Securities may bear the following or a substantially similar legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b) The certificates for the Securities may also bear any legend required by any applicable state securities or other law or any of the other agreements executed by Investor in connection with its investment in the Company.

                  (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Securities in its records and the Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of Section 4.1(e) hereof.

5.       PUT OPTION OF INVESTOR.

         5.1 Put Option. During the one year period following the first anniversary of this Agreement, in the event that the average Trading Price (as defined below) of the Common Stock during any 90 consecutive trading days shall be less than $2.25 per share ("Floor Price"), then at any time during the 60-day period following such 90 consecutive day period Investor shall have the option (the "Put Option") to elect to sell to the Company (and the Company hereby agrees to repurchase from Investor) up to 300,000 shares of Common Stock issued to Investor pursuant to Section 1.1 hereof at a purchase price of $2.25 per share. In the event that the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends, stock splits or recapitalization), then the total number of shares subject to the Put Option and the purchase price per share shall be proportionately adjusted to assure that the aggregate consideration payable by the Company pursuant to the Put Option shall not change, and the Floor Price shall be proportionately adjusted. For purposes of this Section 5, the term Trading Price shall mean (i) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share on such exchange, (ii)

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for any period during which the Common Stock shall not be listed for trading on a national securities exchange, but when prices for the Common Stock shall be authorized for quotation on the Nasdaq National Market, the last transaction price per share as quoted by the Nasdaq National Market, (iii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange or its price reported by the Nasdaq National Market, but when prices for the Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market, the closing bid price per share as reported by the Nasdaq SmallCap Market, (iv) for any period during which the Common Stock is neither listed for trading on a national securities exchange nor its price reported by the Nasdaq National Market or the Nasdaq SmallCap Market, but when prices of the Common Stock are quoted in the OTC Bulletin Board or similar quotation medium used by members of the National Association of Securities Dealers, Inc., the closing bid price as provided by the OTC Bulletin Board or similar quotation medium, or (v) the market price per share as determined by a the Board of Directors of the Company in good faith in the event neither (i), (ii), (iii) nor
(iv) above shall be applicable.

           5.2 Exercise of Put Option; Closing. The Put Option shall be exercised by written notice (the "Put Exercise Notice") delivered by Investor to the Company within the 60-day period specified in Section 5.1 above. The Put Exercise Notice shall specify the number of shares of Common Stock for which the Put Option is being exercised and a closing date for the transfer of the Common Stock to be transferred, which closing date shall be not later than 90 days following the date of such Put Exercise Notice. The purchase of the Common Stock by the Company pursuant to the Put Exercise Notice shall be closed and consummated at the principal office of the Company. At the closing, the Company and Investor shall execute and deliver all documents and instruments as are reasonably deemed appropriate by their respective counsel to effect the transfer of the Common Stock for which the Put Option is being exercised.

         5.3 Limitation on Company's Obligation. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to repurchase from Investor shares of Common Stock pursuant to the Put Option to the extent that at any time (i) payment of the purchase price for the Common Stock at such time would result in a breach of, or default or event of default in respect of, the Company's senior credit facilities, without the written consent of the lenders thereunder, or (ii) payment of the Put Price shall be, at such time, prohibited by any applicable law (including, without limitation, the Nevada General Corporation Law). The Company shall use commercially reasonable efforts to remove any such restrictions on its obligations under this Section 5.3 at the earlier possible time.

6.       OBSERVER RIGHTS.

         During the two year period following the Closing Date, Investor shall have the right to send one (1) representative to attend in a nonvoting observer capacity all meetings of the Company's Board of Directors (the "Company Board") (whether held in person or via telephone conference). Such representative may participate in all discussions of matters brought to the Company Board, including the right to receive all notices, minutes, consents and other materials, financial and otherwise, which the Company provides to the Company Board, such copies to be delivered to the address specified by such representative; provided, however, that the Company reserves the right to exclude any such representative from access to any material or meeting or

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portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege. The Company shall give each such representative written notice of any meeting of the Company Board simultaneously with that given to the members of the Company Board such that the representative will be able to exercise effectively the rights granted by this Section 6. The Company shall give such representative copies of any written actions by consent of the Company Board. Each such representative shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Company Board with respect to the information and discussions to which such representative has access pursuant to this Section 6. Investor shall be responsible for payment of any and all travel and other expenses incurred by Investor and its representative in connection with the rights granted by this Section 6.

         Notwithstanding the foregoing, if at any time following the Trigger Date (as defined below) the Investor shall own of record not less than five percent of the issued and outstanding shares of the Company's Common Stock, the Company Board shall, upon request of Investor, cause a representative selected by Investor and reasonably acceptable to the Company to be nominated by the Company Board for election as a director of the Company at the next regularly scheduled Annual Meeting of Stockholders of the Company. For purposes of this Agreement, the "Trigger Date" shall mean the earlier of (i) the date of the 2001 Annual Meeting of Shareholders of the Company, or (ii) the date of receipt by the Company of a determination or interpretation of the SEC reasonably acceptable to the Company that the Investor would not be considered an "affiliate" of the Company for purposes of Rule 415 under the 1933 Act by reason of the Investor's beneficial ownership of the Company's securities and/or the Investor's right under this Section 6 hereof to cause its representative to be nominated for election to the Company's Board of Directors.

7.       UNDERTAKINGS BY COMPANY.

         It is anticipated that Company shall utilize a portion of the proceeds from the sale of the Common Stock and Warrants to make an investment in and/or provide financing to The Great American Barbecue Food Company, a Delaware corporation which is a subsidiary of the Company ("Buyer"), and which has entered into an agreement to acquire substantially all of the assets of Great American Barbecue Company, a Missouri corporation ("GABCO"), pursuant to an Agreement and Plan of Reorganization, dated as of July 14, 2000 (as amended, the "Reorganization Agreement"), among the Company, Buyer, GABCO and certain principal shareholders of GABCO, including Investor (the "Principal Shareholders"). On or about the date of this Agreement, the Company, Buyer, GABCO and the Principal Shareholders are entering into an Interim Operating Agreement ("IOA") pursuant to which, among other things, Buyer will provide financing to GABCO pending such time, if any, as the closing under the Reorganization Agreement occurs.

         7.1 Obligation Upon Consummation of Reorganization Agreement. Upon the consummation by Buyer or an affiliate thereof of the acquisition of substantially all of the assets of GABCO on the same or substantially similar terms and conditions set forth in the Reorganization Agreement, in consideration of the transfer to the Company of its 500,000 shares of the Convertible Preferred Stock of GABCO originally issued to an affiliate of Investor for

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$1,100,000 (the "GABCO Preferred Stock"), Investor shall be entitled to receive the consideration provided in the Reorganization Agreement, as amended or modified with the approval of Investor, which amount as of the date of the execution of the IOA was 1,224,218 shares of Common Stock. In the event that on the closing of the transaction contemplated by the Reorganization Agreement, the consideration due Investor from GABCO pursuant thereto shall be less than 1,224,218 shares, the Company shall deliver to Investor a number of shares of Common Stock computed by subtracting (a) the actual number of shares of Common Stock received by Investor pursuant to the Reorganization Agreement from (b) 1,224,218 shares of Common Stock. In addition, on the date of consummation of the transactions contemplated by the Reorganization Agreement, Investor shall surrender and deliver to the Company that certain Unsecured Convertible Promissory Note, dated May 30, 2000, in the aggregate principal amount of $300,000 (the "Note" and, collectively with the GABCO Preferred Stock, the "GABCO Securities") in exchange for 171,430 of shares of Common Stock. Such exchange shall be effected pursuant to the terms and conditions of an exchange agreement mutually acceptable to each of Company and Investor.

         7.2 Obligation to Purchase Interests. If Buyer or any affiliate thereof does not acquire, on or before May 10, 2001, the assets of GABCO on substantially the same terms as are contained in the Reorganization Agreement, then the Company shall cause Buyer to purchase from Investor, and Investor shall sell to Buyer, (a) all of Investor's GABCO Preferred Stock, and (b) the Note. The aggregate purchase price to be paid by Buyer to Investor for the GABCO Securities shall be $1,400,000, subject to reduction on a pro rata basis to the extent Investor, prior to the purchase of the GABCO Securities, has received distributions with respect to the GABCO Preferred Stock or principal payments with respect to the Note (the "Purchase Price"). Such purchase shall take place on a business day designated by Buyer (the "Purchase Date") which is not more than six months, nor less than 45 trading days, after the earlier of (i) May 15, 2001, and (ii) the date on which the IOA is terminated without the closing under the Reorganization Agreement having been completed (the "Key Date"). On the Purchase Date, (A) Investor shall execute and deliver the original certificates evidencing the GABCO Preferred Stock and the original Note, duly endorsed for transfer to Buyer, together with a customary certificate of warranties reasonably satisfactory to Buyer (which shall include, but not be limited to, warranties to the effect that Investor is the lawful owner of the GABCO Securities and has full power and authority to convey the same), and (B) Buyer shall pay the Purchase Price by delivering a number of shares of Common Stock having an aggregate Stipulated Value equal to the Purchase Price (the "Purchase Money Shares"); provided, however, that in no event shall the number of Purchase Money Shares exceed 1,224,218 shares of Common Stock. The term "Stipulated Value" means the average Trading Price of the Common Stock during the period of ninety (90) trading days consisting of the 45 trading days ending on the Key Date and the 45 trading days following the Key Date. If the Stipulated Value of the Common Stock is less than Two Dollars ($2.00) per share, then the Company at its option may cause Buyer to pay all or any part of the Purchase Price in cash. In computing the Stipulated Value and accounting for the 1,224,218 share ceiling and $2.00 share price floor, equitable adjustments shall be made to reflect share dividends, stock splits, reverse stock splits, reclassifications of shares and like transactions between the date of this Agreement and the date on which the Stipulated Value or Purchase Price is being determined or paid. Investor hereby agrees that, from and during any period set forth above used in the determination of Stipulated Value, Investor and its affiliates shall not, directly or indirectly, engage in any short sale of the Common Stock or otherwise engage in any bid for, offer to sell, trade, transaction or course of action which could reasonably be anticipated to adversely affect the Stipulated Value of the Common Stock and/or the trading market for the Common Stock.

         7.3 Obligations Upon Consummation of an Enhanced Transaction. In the event that at any time on or before May 10, 2001 the Company or its affiliate shall consummate a purchase of all or a portion of the assets of GABCO in an Enhanced Transaction (as defined below), in consideration of the purchase by Investor of the Common Stock and Warrants as described herein, Investor shall be entitled to receive, in addition to any consideration to be received by Investor in respect of the GABCO Preferred Stock, an additional number of shares of Common Stock having an aggregate Trading Price equal to fifty percent (50%) of the Enhancement (as defined below). For purposes of this Section 7.3, the term "Enhanced Transaction" shall mean the purchase of substantially all or a significant portion of the assets of GABCO in a transaction in which the Net Transaction Value exceeds the Net Transaction Value that would have applied if the asset purchase contemplated by the Reorganization Agreement had been completed September 1, 2000 in accordance with the terms of the Reorganization Agreement. The term "Net Transaction Value," as of any date on which GABCO's assets are or hypothetically would have been acquired, means an amount equal to
(a) the aggregate fair value of the assets of GABCO to be acquired, as determined in good faith by the Company and Investor, less (b) the aggregate consideration (whether cash, Common Stock, assumption of liabilities or other consideration) payable by the Company in such transaction. For purposes of this
Section 7.3, the term "Enhancement" shall mean the amount, if any, by which (i) the Net Transaction Value in a purchase described in the second sentence of this
Section 7.3, exceeds (ii) the Net Transaction Value that would have applied as of September 1, 2000.

         7.4 Undertaking to Register. If, under Section 7.2 above, Buyer delivers more than 500,000 shares of Common Stock in payment of the Purchase Price, and if the Purchase Money Shares have not otherwise been registered under U.S. federal securities laws, then the Company shall offer to enter into a registration rights agreement with Investor on customary terms by which the Company will undertake to register all of such shares under U.S. federal securities laws at the request of Investor within one year after the Purchase Date, such registration to remain effective for at least ninety (90) days.

8.       ADDITIONAL INTERIM AGREEMENTS.

         To facilitate the intent of the parties with respect to the IOA and the transactions contemplated hereby, the Company and Investor hereby additionally agree to the following:

         8.1 Proxy. Upon the execution of the IOA, Investor shall execute and deliver to the Company its irrevocable non-transferable proxy in favor of the Company with respect to its GABCO Preferred Stock, such proxy to be valid so long as the IOA remains in effect, provided, however, that such proxy shall not extend to Investor's right to vote the GABCO Preferred Stock concerning any of the following without Investor's written consent: (i) a merger, consolidation, reorganization, sale of equity securities constituting more than 50% of the voting power of GABCO securities, or sale of all or substantially all of the assets of GABCO, or (ii) amendment of the articles of incorporation or bylaws of GABCO in a manner which would adversely affect the voting rights or rights and preferences of the GABCO Preferred Stock. In connection with the grant of such proxy, the Company hereby agrees to indemnify Investor and hold Investor harmless against and in respect of any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by Investor following the grant of such irrevocable proxy in connection with or resulting from the exercise of such proxy by the Company. The parties understand and agree that such indemnification shall relate only to matters with respect to which the Company has exercised such proxy, and shall not relate to any matters arising prior to the effective date of the IOA or any matters specified in (i) or (ii) above on which Investor exercises its voting rights in the GABCO Preferred Stock.

         8.2 Investor Board Representation. Upon the execution of the IOA, upon the request of the Company, any representatives of Investor to the Board of Directors of GABCO shall resign, and Investor shall use its best efforts to cause such representative to replaced by a representative of the Company and/or such observers as the Company shall reasonably request.

         8.3 Key-Man Life Insurance. The Company shall use its best efforts to obtain within sixty (60) days of the Closing Date a key-man life insurance policy on the life of Michael Steele in the amount of $4,000,000, which policy shall be on terms mutually agreeable to the Company and Investor. The Company shall bear all expenses associated with obtaining such policy.

9.       MISCELLANEOUS.

         9.1 Expenses, Stamp Tax Indemnity. The Company agrees that it will pay and save Investor harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement. Each of the parties hereto agrees to protect and indemnify the other parties against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any person in connection with the issue and sale of the Common Stock and Warrants by the Company pursuant to this Agreement which may arise out of the actions of such party.

         9.2 Notices. All communications (other than those sent to shareholders generally) provided for hereunder shall be in writing and delivered or mailed by registered or certified mail, by reputable overnight delivery, or by telecopy:

         In the case of Company:

                  International Menu Solutions Corporation
                  350 Creditstone Road
                  Concord, Ontario L4K 3Z2
                  Canada
                  Attention: Michael Steele, President
                  Telephone: (416) 366-6368
                  Fax: (905) 760-9443

         With a copy to:

                  Thomas D. Beynon, Q.C.
                  McCarter Grespan Robson Beynon Thompson LLP
                  675 Riverbend Drive
                  Kitchener, Ontario N2K 3S3
                  Canada
                  Telephone: (519) 571-8800
                  Fax:  (519) 742-1841

         And with a copy to:

                  Thompson Coburn LLP
                  One Firstar Plaza
                  St. Louis, Missouri  63101
                  Attention:  Thomas A. Litz
                  Telephone: (314) 552-6072
                  Fax:  (314) 552-7072

         In the case of Investor:

                  PAC, Inc.
                  160 Chesterfield Industrial Blvd.
                  Chesterfield, Missouri  63005
                  Attention:  Mark Dunham
                  Telephone: (636) 537-5348
                  Fax:  (636) 537-3350

         With a copy to:

                  Bryan Cave LLP
                  One Metropolitan Square
                  St. Louis, Missouri  63101
                  Attention:  Jon Dalton
                  Telephone: (314) 259-2000
                  Fax:  (314) 259-2020

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

         9.3 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to Investor's benefit and to the benefit of Investor's successors and permitted assigns.

         9.4 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the closing of the transactions herein contemplated, shall survive such closing and the delivery of this Agreement.

         9.5 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

         9.6 Governing Law. This Agreement and securities issued and sold hereunder shall be governed by and construed in accordance with Missouri law, without reference to conflict of laws principles.

         9.7 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         9.8 Number and Gender. Where required by the context, singular words or pronouns shall be construed as plural, plural words and pronouns shall be construed as singular and the gender of personal pronouns shall be construed as either masculine, feminine or neuter.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        INTERNATIONAL MENU SOLUTIONS CORPORATION


                                        By
                                        Name:
                                        Title:

                                        INVESTOR:

                                        PAC, INC.


                                        By
                                        Name:
                                        Title:

                                    EXHIBIT A

                                    EXHIBIT B



                                      -17-